Exhibit 99.1

PRESS RELEASE

Veritex Holdings, Inc. Announces Pricing of Subordinated Notes Offering

Dallas, TX / September 30, 2020 / Veritex Holdings, Inc. (Nasdaq: VBTX) (“Veritex” or the “Company”), the parent holding company for Veritex Community Bank, today announced that it has priced the underwritten public offering of $125 million aggregate principal amount of its Fixed-to-Floating Rate Subordinated Notes due 2030 (the "Notes"). The Notes will initially bear a fixed interest rate of 4.125% per year. Commencing on October 15, 2025, the interest rate on the Notes will reset on a quarterly basis to a floating rate per annum equal to a benchmark rate, which is expected to be Three-Month Term SOFR (as defined in the Notes), plus 399.5 basis points, payable quarterly in arrears. The offering is expected to fund on October 5, 2020, subject to the satisfaction of customary closing conditions.

Veritex intends to use the proceeds of the offering for general corporate purposes, including the potential repayment of outstanding indebtedness, and supporting capital levels at Veritex Community Bank.

Keefe, Bruyette & Woods, A Stifel Company is the sole book-running manager for the offering. Stephens Inc. and Raymond James & Associates, Inc., are co-managers.

The Notes will be issued pursuant to an effective shelf registration statement (File No. 333-222165) which Veritex filed with the Securities and Exchange Commission (the "SEC") and only by means of a prospectus supplement and accompanying prospectus. A preliminary prospectus supplement (the "Preliminary Prospectus Supplement") has been filed with the SEC for the offering to which this communication relates. Prospective investors should read the Preliminary Prospectus Supplement and the accompanying prospectus and other documents Veritex has filed with the SEC for more complete information about Veritex and the offering. You may access these documents for free by visiting EDGAR on the SEC's website at www.sec.gov. Alternatively, Veritex, the underwriters or any dealer participating in the offering will arrange to send you the prospectus and the related Preliminary Prospectus Supplement if you request it by calling Keefe, Bruyette & Woods, A Stifel Company at (800) 966-1559 or e-mailing USCapitalMarkets@kbw.com.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Veritex Holdings, Inc.

Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System.

Forward Looking Statements

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the impact of certain changes in Veritex’s accounting policies, standards and interpretation, the effects of the COVID-19 pandemic and actions taken in response thereto, Veritex’s business and growth strategy, projected plans and objectives. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2019 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.

Media Contact:

LaVonda Renfro

972-349-6200

lrenfro@veritexbank.com

Investor Relations:

Susan Caudle

972-349-6132

scaudle@veritexbank.com